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                                                                    EXHIBIT 99.4
           OFFER TO EXCHANGE EACH OUTSTANDING SHARE OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                      OF

                       SANTA FE PACIFIC GOLD CORPORATION

                                      FOR

                        0.40 OF A SHARE OF COMMON STOCK

                                      OF

                          NEWMONT MINING CORPORATION

   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
   CITY TIME, ON    , 1997, UNLESS THE OFFER IS EXTENDED. SANTA FE SHARES
    WHICH ARE TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME
                    PRIOR TO THE EXPIRATION OF THE OFFER.


To Our Clients:

  Enclosed for your consideration are the Prospectus dated    , 1997 (the
"Prospectus") and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Newmont Mining Corporation, a Delaware corporation ("Newmont Mining") to exchange 0.40 of a share of Common Stock, par value $1.60 per share, of Newmont Mining (the "Newmont Mining Common Stock") for each outstanding share of Common Stock, par value $0.01 per share (each a "Santa Fe Share" and collectively the "Santa Fe Shares"), of Santa Fe Corporation, a Delaware corporation ("Santa Fe"), including the associated preferred share purchase rights (each a "Santa Fe Right" and collectively the "Santa Fe Rights") issued pursuant to the Santa Fe Rights Agreement, dated as of January 26, 1995, as amended, between Santa Fe and Harris Trust and Savings Bank, as Rights Agent, upon the terms and subject to the conditions set forth in the Offer.

  Stockholders whose certificates evidencing Santa Fe Shares ("Santa Fe Share Certificates") are not immediately available or who cannot deliver their Santa Fe Share Certificates and all other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (as defined in the Prospectus) or who cannot complete the procedure for delivery by book-entry transfer to the Exchange Agent's account at a Book-Entry Transfer Facility (as defined in "The Offer--Exchange of Santa Fe Shares; Delivery of Newmont Mining Common Stock" in the Prospectus) on a timely basis and who wish to tender their Santa Fe Shares must do so pursuant to the guaranteed delivery procedure described in "The Offer--Procedure for Tendering" in the Prospectus. See Instruction 2 of the Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Exchange Agent.

  THIS MATERIAL IS BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SANTA FE SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SANTA FE SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SANTA FE SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SANTA FE SHARES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the Santa Fe Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.
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Please note the following:

    1. Newmont Mining is offering to acquire each outstanding Santa Fe Share in exchange for 0.40 of a share of Newmont Mining Common Stock.

    2. The Offer is being made for all of the outstanding Santa Fe Shares.

    3. The Offer and withdrawal rights will expire at 12:00 Midnight, New
  York City time, on    , 1997, unless the Offer is extended.

    4. The Offer is conditioned upon, among other things, the Minimum Tender Condition, the Rights Plan Condition, the DGCL 203 Condition, the Pooling Condition, the Homestake Merger Agreement Condition, the Newmont Mining Stockholder Approval Condition and the HSR Condition (in each case as defined in the Prospectus). See "The Offer--Conditions of the Offer" in the Prospectus.

    5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Santa Fe Shares pursuant to the Offer.

  The Offer is made solely by the Prospectus dated   , 1997 and the related
Letter of Transmittal and any amendments or supplements thereto and is being made to all holders of Santa Fe Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Santa Fe Shares in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, Newmont Mining may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Santa Fe Shares in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Newmont Mining by Goldman, Sachs & Co., as Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

  If you wish to have us tender any or all of your Santa Fe Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Santa Fe Shares, all such Santa Fe Shares will be tendered unless otherwise indicated in such instruction form. PLEASE FORWARD YOUR INSTRUCTIONS TO US AS SOON AS POSSIBLE TO ALLOW US AMPLE TIME TO TENDER SANTA FE SHARES ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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                       INSTRUCTIONS WITH RESPECT TO THE
           OFFER TO EXCHANGE EACH OUTSTANDING SHARE OF COMMON STOCK (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                      OF

                       SANTA FE PACIFIC GOLD CORPORATION

                                      FOR

                        0.40 OF A SHARE OF COMMON STOCK

                                      OF

                          NEWMONT MINING CORPORATION

  The undersigned acknowledge(s) receipt of your letter and the enclosed
Prospectus, dated    , 1997 (the "Prospectus"), and the related Letter of
Transmittal (which together constitute the "Offer") relating to the offer by Newmont Mining Corporation, a Delaware corporation ("Newmont Mining"), to exchange 0.40 of a share of Common Stock, par value $1.60 per share, of Newmont Mining for each outstanding share of Common Stock, par value $0.01 per share (each a "Santa Fe Share" and collectively the "Santa Fe Shares"), of Santa Fe Pacific Gold Corporation, a Delaware corporation ("Santa Fe"), including the associated preferred share purchase rights (each a "Santa Fe Right" and collectively the "Santa Fe Rights").

  You are instructed to tender to Newmont Mining the number of Santa Fe Shares indicated below (or, if no number is indicated below, all Santa Fe Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.


  Number of Santa Fe Shares to be Tendered: _____________________________

  Date: _________________________________________________________________

  _______________________________________________________________________

                                   SIGN HERE

  Signature(s): _________________________________________________________

  (Print Name(s)): ______________________________________________________

  (Print Address(es)): __________________________________________________

  (Area Code and Telephone Number(s)): __________________________________

  (Taxpayer Identification or Social Security Number(s)): _______________

* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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